UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2020

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (646) 240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K of SG Blocks, Inc. (the “Company”) is incorporated herein by reference into this Item 3.02 in its entirety.

The Shares (as defined below) were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 3(a)(9) thereof as the common stock was exchanged by the Company with an existing security holder and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 8.01. Other Events

On June 10, 2020, the Company entered into an Exchange Agreement with an accredited investor to exchange a promissory note issued to him by the Company, dated February 4, 2020, in the principal amount of $200,000, together with the interest accrued thereon, for 73,665 shares of the Company’s common stock (the “Shares”). The Shares are restricted from transfer for a period of six months from their issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: June 11, 2020	By:	/s/ Gerald Sheeran
Gerald Sheeran
Acting Chief Financial Officer

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